UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report:
(Date of earliest event reported)

June 16, 2005

TANDY BRANDS ACCESSORIES, INC.

(Exact name of registrant as specified in charter)

Delaware	0-18927	75-2349915
(State or other jurisdiction of	(Commission File Number)	(IRS Employer Identification
incorporation or organization)		No.)

690 East Lamar Blvd., Suite 200
Arlington, Texas 76011
(Address of principal executive offices and zip code)

(817) 265-4113
(Registrant’s telephone
number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Item 1.01	Entry into a Material Definitive Agreement.

      On June 16, 2005, the Board of Directors of Tandy Brands Accessories, Inc. (the “Company”), upon recommendation of the Compensation Committee, authorized salary increases, established target bonus percentages, and set the equity compensation level for our President and Chief Executive Officer and our Chief Financial Officer for fiscal 2006. The Board also approved the annual cash and equity compensation for our non-employee directors for the 2006 fiscal year.

      Information regarding the base salaries and equity compensation awards for our President and Chief Executive Officer and our Chief Financial Officer and compensation for the non-employee members of our Board of Directors for the 2006 fiscal year is set forth in Exhibit 10.43 and is incorporated herein by reference. We do not have a formal written incentive bonus plan for our executive officers. However, a summary of the manner in which cash bonuses are determined is set forth in Exhibit 10.44 and is incorporated herein by reference.

      Additional information regarding executive compensation is included in the our proxy statement for our annual meeting of stockholders.

Item 9.01(c)	Exhibits.

Exhibit 10.43	Summary of Fiscal 2006 Annual Base Salaries and Equity Awards for the Executive Officers of Tandy Brands Accessories, Inc.

Summary of Fiscal 2006 Annual Cash Compensation and Equity Awards for the Non-Employee Members of the Board of Directors of Tandy Brands Accessories, Inc.

Exhibit 10.44	Bonus Plan Description

SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TANDY BRANDS ACCESSORIES, INC.
Date: June 22, 2005	By:	/s/ J.S.B. Jenkins
J.S.B. Jenkins
President and Chief Executive Officer

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